UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2009

PSIVIDA CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-51122	26-2774444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Pleasant Street

Watertown, MA 02472

(Address of Principal Executive Offices) (Zip Code)

(617) 926-5000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2009, Michael J. Soja advised the Company that he intended to resign as the Vice President, Finance and Chief Financial Officer of pSivida, effective as of the close of business on March 20, 2009. In connection with his resignation, Mr. Soja and the Company entered into a letter agreement (the “Agreement”). Under the Agreement, the Company agreed to pay Mr. Soja the benefits and payments described in Section 8(c) of his Employment Agreement, with specified modifications, as though his employment had been terminated by the Company without Cause or by Mr. Soja for Good Cause, and Mr. Soja agreed to provide the Company a release of claims. Mr. Leonard S. Ross, age 59, who currently serves as the Corporate Controller of the Company, will become the Principal Financial and Accounting Officer of the Company, effective as of March 21, 2009. Mr. Ross has served at the Company as Corporate Controller since October 16, 2006. Mr. Ross previously served as Corporate Controller of NMT Medical, Inc. from May 2001 until April 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSIVIDA CORP.

Date: March 11, 2009	By:	/s/ Lori Freedman
Lori Freedman, Vice President, Corporate Affairs, General Counsel and Secretary